Exhibit 99.1

Taboola Reports Strong First Quarter 2026 Results Exceeding High-End of Guidance,
Raises Full-Year Outlook Reflecting Accelerating Growth

NEW YORK, May 6, 2026 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the first quarter ended March 31, 2026.

“We’re starting the year strong, exceeding the high end of our guidance across all metrics and raising our full-year outlook, reflecting accelerated growth,” said Adam Singolda, CEO of Taboola. “We’re seeing steady progress toward consistent double-digit growth, driven by advertiser success on Realize. Our unique data, AI, and distribution continue to deliver real performance outcomes. We remain focused on growing the budgets we manage, returning capital through an aggressive share repurchase program, and strengthening our position as a leader in performance advertising beyond search and social.”

First Quarter 2026 Financial Results
(All comparisons are to the first quarter of 2025 unless otherwise noted.)
•	Revenues of $466.4 million, an increase of 9.1%.
•	Gross Profit of $129.6 million, an increase of 8.6%. ex-TAC Gross Profit was $168.1 million, an increase of 10.8%.
•	Net Income was $59.1 million, improved from a Net loss of $8.8 million. Adjusted EBITDA was $26.7 million, down (25.7)%. Adjusted EBITDA margins in the quarter was 15.9%.
•	Cash Flow generated by operating activities was $108.7 million, compared to $48.1 million. Free Cash Flow was $90.3 million, compared to $36.1 million.

Second Quarter and Full Year 2026 Guidance
For the Second Quarter and Full Year 2026, the Company currently expects (dollars in millions):
	Q2 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$492 - $505	$2,006 - $2,062
Gross profit	$147 - $152	$610 - $630
ex-TAC Gross Profit*	$189 - $194	$760 - $781
Adjusted EBITDA*	$49 - $55	$222 - $240
Non-GAAP Net Income*	$36 - $43	$167 - $191

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income, we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast & Conference Call
Taboola’s senior management team will discuss the Company's earnings on a call that can be accessed via webcast at https://investors.taboola.com.

To access the call by phone, please go to this link to register at https://register-conf.media-server.com/register/BI6665292d621340d8914cb2f724e2fcc5 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on May 7, 2027.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income, which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.

•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.

•	Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.

Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching over 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contact:
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2026	2025
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,275	$120,865
Trade receivables (net of allowance for credit losses of $15,273 and $13,889 as of March 31, 2026 and December 31, 2025, respectively) (1)	309,909	360,166
Prepaid expenses and other current assets	60,909	77,000
Total current assets	521,093	558,031
NON-CURRENT ASSETS
Long-term prepaid expenses	13,934	15,116
Commercial agreement asset	266,211	270,248
Restricted deposits	1,462	1,462
Deferred tax assets, net	22,239	20,624
Operating lease right of use assets	72,528	79,167
Property and equipment, net	96,185	95,335
Intangible assets, net	5,537	13,925
Goodwill	555,931	555,931
Total non-current assets	1,034,027	1,051,808
Total assets	$1,555,120	$1,609,839

(1)	Includes related party trade receivables of $51,313 and $39,210, as of March 31, 2026 and December 31

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data
	March 31,	December 31,
	2026	2025
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables (2)	$278,147	$330,684
Short-term operating lease liabilities	30,652	30,408
Accrued expenses and other current liabilities	152,077	159,874
Total current liabilities	460,876	520,966
LONG-TERM LIABILITIES
Revolving credit facility	66,400	102,300
Long-term operating lease liabilities	54,532	61,382
Warrants liability	105	501
Deferred tax liabilities, net	736	628
Other long-term liabilities	17,141	16,867
Total long-term liabilities	138,914	181,678
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS' EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of March 31, 2026 and December 31, 2025; 345,272,825 and 341,610,237 shares issued, and 243,107,545 and 246,330,707 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of March 31, 2026 and December 31, 2025; 45,198,702 shares issued, and 30,039,644 shares outstanding as of March 31, 2026 and December 31, 2025.	—	—
Treasury Ordinary shares, at cost - 117,324,338 (102,165,280 Ordinary shares and 15,159,058 Non-voting Ordinary shares) and 110,438,588 (95,279,530 Ordinary shares and 15,159,058 Non-voting Ordinary shares) as of March 31, 2026 and December 31, 2025, respectively	(409,284)	(385,651)
Additional paid-in capital	1,417,818	1,404,248
Accumulated other comprehensive income (loss)	(334)	534
Accumulated deficit	(52,870)	(111,936)
Total shareholders' equity	955,330	907,195
Total liabilities and shareholders' equity	$1,555,120	$1,609,839

(2) Includes related party trade payables of $71,229 and $70,950, as of March 31, 2026 and December 31, 2025, respectively.

CONSOLIDATED STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data
	Three months ended March 31,
	2026	2025
	Unaudited
Revenues (1)	$466,395	$427,493
Cost of revenues:
Traffic acquisition cost (2)	302,379	279,797
Other cost of revenues	34,439	28,389
Total cost of revenues	336,818	308,186
Gross profit	129,577	119,307
Operating expenses:
Research and development, net	39,580	35,956
Sales and marketing	72,565	65,890
General and administrative	25,048	23,723
Other income, net (3)	(77,000)	0
Total operating expenses	60,193	125,569
Operating income (loss)	69,384	(6,262)
Finance expenses, net (4)	(245)	(4,500)
Income (loss) before income taxes	69,139	(10,762)
Income tax benefit (expenses)	(10,073)	2,012
Net income (loss)	$59,066	$(8,750)

Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.21	$(0.03)
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.20	$(0.03)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	282,244,774	341,960,999
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	288,764,244	341,960,999

(1) Includes revenues from related party of $69,680 and $48,324, for the three months ended March 31, 2026 and 2025, respectively.
(2) Includes traffic acquisition cost to related party of $96,790 and $82,159 for the three months ended March 31, 2026 and 2025, respectively.
(3) See Note 10 to the Unaudited Consolidated Interim Financial Statements.
(4) Includes loss on extinguishment of debt of $6,597 for the three months ended March 31, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands
	Three months ended March 31,
	2026	2025
	Unaudited
Net income (loss)	$59,066	$(8,750)
Other comprehensive loss:
Unrealized losses on derivative instruments, net	(868)	(1,191)
Other comprehensive loss	(868)	(1,191)
Comprehensive income (loss)	$58,198	$(9,941)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands
	Three months ended March 31,
	2026	2025
	Unaudited
Cost of revenues	$739	$867
Research and development, net	4,836	6,394
Sales and marketing	4,260	4,221
General and administrative	4,360	4,035
Total share-based compensation expenses	$14,195	$15,517

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended March 31,
	2026	2025
	Unaudited
Cost of revenues	$9,477	$8,699
Research and development, net	482	531
Sales and marketing	5,911	11,263
General and administrative	202	177
Total depreciation and amortization expense	$16,072	$20,670

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended March 31,
	2026	2025
	Unaudited
Cash flows from operating activities
Net income (loss)	$59,066	$(8,750)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, amortization and write-offs	16,072	20,682
Share-based compensation expenses	14,195	15,517
Net loss (gain) from financing expenses	209	(1,038)
Revaluation of the Warrants liability	(396)	(1,726)
Amortization of loan and credit facility issuance costs	184	413
Loss on extinguishment of debt	—	6,597
Commercial agreement asset amortization	4,037	4,037
Change in operating assets and liabilities:
Decrease in trade receivables, net (1)	50,257	65,196
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	16,257	4,434
Decrease in trade payables (2)	(42,229)	(31,758)
Decrease in accrued expenses and other current liabilities and other long-term liabilities	(7,523)	(22,196)
Increase in deferred taxes, net	(1,507)	(3,120)
Change in operating lease right of use assets	7,040	6,211
Change in operating lease liabilities	(7,007)	(6,388)
Net cash provided by operating activities	108,655	48,111
Cash flows from investing activities
Purchase of property and equipment	(18,374)	(12,041)
Proceeds from maturities of short-term investments	—	3,780
Net cash used in investing activities	(18,374)	(8,261)
Cash flows from financing activities
Issuance costs	—	(663)
Exercise of options	997	705
Payment of tax withholding for share-based compensation expenses	(2,575)	(842)
Repurchase of Ordinary shares and non-voting Ordinary shares	(22,691)	(49,342)
Payments on account of repurchase of Ordinary shares	(493)	(2,355)
Repayment of long-term loan	—	(122,736,000)
Proceeds from revolving credit line, net of issuance costs	—	123,985
Additional proceeds from revolving credit line	109,000	—
Repayment of revolving credit line	(144,900)	—
Net cash used in financing activities	(60,662)	(51,248)
Exchange rate differences on balances of cash and cash equivalents	(209)	1,038
Increase (decrease) in cash and cash equivalents	29,410	(10,360)
Cash and cash equivalents - at the beginning of the period	120,865	226,583
Cash and cash equivalents - at end of the period	$150,275	$216,223

(1) Includes an increase (decrease) in related party trade receivables of $(12,103) and $28,093, for the three months ended March 31, 2026 and 2025, respectively.
(2) Includes a decrease in related party trade payables of $279 and $(10,723), for the three months ended March 31, 2026 and 2025, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Three months ended March 31,
	2026	2025
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$2,595	$3,764
Interest	$1,491	$2,189
Non-cash investing and financing activities:
Purchase of property and equipment	$617	$1,895
Share-based compensation included in capitalized internal-use software	$468	$279
Exercise of options	$485	$92
Creation and modification of operating lease right-of-use assets and operating lease liability	$401	$28,922

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended March 31,
	2026	2025
	(dollars in thousands)
Revenues	$466,395	$427,493
Traffic acquisition cost (1)	302,379	279,797
Other cost of revenues	34,439	28,389
Gross profit	$129,577	$119,307
Add back: Other cost of revenues (1)	38,476	32,426
ex-TAC Gross Profit	$168,053	$151,733

(1) The three months ended March 31, 2026 and 2025 included $4,037 amortization expense of the non-cash based Commercial agreement asset. See Note 1b and Note 2 of Notes to the Unaudited Consolidated Interim Financial Statements.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended March 31,
	2026	2025
	(dollars in thousands)
Net income (loss)	$59,066	$(8,750)
Adjusted to exclude the following:
Finance expenses, net	245	4,500
Income tax expenses (benefit)	10,073	(2,012)
Depreciation and amortization (1)	20,109	24,707
Share-based compensation expenses	14,195	15,518
Settlement income, net (2)	(77,000)	—
Other costs (3)	—	1,972
Adjusted EBITDA	$26,688	$35,935

(1)
The three months ended March 31, 2026 and 2025 included $4,037 amortization expense of the non-cash based Commercial agreement asset. See Note 1b and Note 2 of Notes to the Unaudited Consolidated Interim Financial Statements.

(2)
The three months ended March 31, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff.

(3)
The three months ended March 31, 2025 included $1,972 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended March 31,
	2026	2025
	(dollars in thousands)
Net income (loss)	$59,066	$(8,750)
Amortization of acquired intangibles (1)	12,425	17,783
Share-based compensation expenses	14,195	15,518
Settlement income, net (2)	(77,000)	—
Other costs (3)	—	1,972
Revaluation of Warrants	(396)	(1,726)
Foreign currency exchange rate losses (4)	(681)	(1,524)
Income tax effects	9,586	(4,870)
Loss on extinguishment of debt (5)	—	6,597
Non-GAAP Net Income	$17,195	$25,000

(1)
The three months ended March 31, 2026 and 2025 included $4,037 amortization expense of the non-cash based Commercial agreement asset. See Note 1b and Note 2 of Notes to the Unaudited Consolidated Interim Financial Statements.

(2)
The three months ended March 31, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff.

(3)
The three months ended March 31, 2025 included $1,972 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations.

(4)
Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

(5)	See Note 7 of Notes to the Unaudited Consolidated Interim Financial Statements.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended March 31,
	2026	2025
	(dollars in thousands)
Net cash provided by operating activities	$108,655	$48,111
Purchases of property and equipment, including capitalized internal-use software	(18,374)	(12,041)
Free Cash Flow	$90,281	$36,070

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2026 AND FULL YEAR 2026 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q2 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$492 - $505	$2,006 - $2,062
Traffic acquisition cost	($307) - ($315)	($1,262) - ($1,297)
Other cost of revenues	($38) - ($38)	($134) - ($135)
Gross profit	$147 - $152	$610 - $630
Add back: Other cost of revenues & amortization	($42) - ($42)	($150) - ($151)
ex-TAC Gross Profit	$189 - $194	$760 - $781